Filed Pursuant to Rule 424(b)(5)
Registration No. 333-268999

PROSPECTUS SUPPLEMENT

(to Prospectus dated January 5, 2023)

$30,000,000

Nine Energy Service, Inc.

Common Stock

We have entered into an equity distribution agreement (the “equity distribution agreement”) with Piper Sandler & Co. (the “sales agent”) relating to shares of our common stock, par value $0.01 per share (our “common stock”), offered by this prospectus supplement and the accompanying prospectus. In accordance with the terms of the equity distribution agreement, we may offer and sell shares of our common stock having an aggregate offering price of up to $30,000,000 from time to time through the sales agent pursuant to this prospectus supplement and the accompanying prospectus.

Our common stock is listed on the New York Stock Exchange (the “NYSE”) under the symbol “NINE.” The last reported sale price of our common stock on the NYSE on November 3, 2023 was $3.63 per share.

Sales of shares of our common stock, if any, pursuant to this prospectus supplement and the accompanying prospectus may be made in transactions that are deemed to be “at the market offerings” as defined by Rule 415(a)(4) under the Securities Act of 1933, as amended (the “Securities Act”), including sales made directly on or through the NYSE or any other existing trading market for our common stock, or in negotiated transactions. The sales agent is not required to sell any specific number or dollar amount of shares of our common stock but will use commercially reasonable efforts, consistent with its normal trading and sales practices, to sell shares designated by us in accordance with the equity distribution agreement. There is no arrangement for funds to be received in an escrow, trust or similar arrangement. The offering of our common stock pursuant to the equity distribution agreement will terminate upon the earlier of the sale of all shares subject to the equity distribution agreement or the termination of the equity distribution agreement by us or the sales agent as provided therein.

The sales agent will be entitled to compensation of 3.0% of the gross proceeds of all shares of our common stock sold under the equity distribution agreement, as further described in the “Plan of Distribution” section of this prospectus supplement. In connection with the sale of our common stock on our behalf, the sales agent will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of the sales agent will be deemed to be underwriting commissions or discounts.

Investing in our common stock involves a high degree of risk. See the “Risk Factors” section beginning on page S-3 of this prospectus supplement for a discussion of certain risks that you should consider in connection with an investment in our common stock.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

Piper Sandler

The date of this prospectus supplement is November 6, 2023.

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the SEC using a “shelf” registration process. We provide information to you about this offering in two separate documents that are bound together: (i) this prospectus supplement, which describes the specific details regarding this offering and (ii) the accompanying prospectus, which provides general information regarding us, our securities and other information, some of which may not apply to the this offering. If information in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on this prospectus supplement. However, if any statement in one of these documents is inconsistent with a statement in a document incorporated by reference in this prospectus supplement having a later date, the statement in the document having the later date modifies or supersedes the earlier statement as our business, financial condition, results of operations and prospects may have changed since the earlier date.

You should read this prospectus supplement, together with the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus and any free writing prospectus that we have authorized for use in connection with this offering before making an investment decision. You should also read and consider the information in the documents referred to in the sections of this prospectus supplement and the accompanying prospectus titled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

We have not, and the sales agent has not, authorized anyone to provide you with any information other than that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any free writing prospectus that we have authorized for use in connection with this offering. We and the sales agent take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.

We are not, and the sales agent is not, making an offer to sell nor a solicitation of an offer to buy our securities in any jurisdiction in which an offer or solicitation is not permitted or in which the person making the offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

The information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus that we have authorized for use in connection with this offering is accurate only as of its respective date, regardless of the time of delivery of the respective document or of any sale of securities covered by this prospectus supplement. You should not assume that the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus or any free writing prospectus that we have authorized for use in connection with this offering is accurate as of any date other than the respective dates thereof.

In this prospectus supplement, references to “Nine,” the “Company,” “we,” “us” or “our” refer to Nine Energy Services, Inc. and its subsidiaries, unless the context suggests otherwise.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public through the Internet at the SEC’s website at http://www.sec.gov.

We also make available free of charge on our website at www.nineenergyservice.com all of the documents that we file with the SEC as soon as reasonably practicable after we electronically file those documents with the SEC. Information contained on, or that can be accessed through, our website is not incorporated by reference into this prospectus supplement, and you should not consider such information as part of this prospectus supplement.

S-ii

This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the SEC and does not contain all of the information in the registration statement. The full registration statement, including exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus supplement and the accompanying prospectus and may be obtained from the SEC or us, as provided below. Statements contained or incorporated by reference in this prospectus supplement or the accompanying prospectus regarding the contents of any agreement or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the text of such agreement or other document filed as an exhibit to the registration statement.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus supplement and the accompanying prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference in this prospectus supplement is considered to be a part of this prospectus supplement. If any statement in this prospectus supplement, the accompanying prospectus or any document incorporated by reference is inconsistent with a statement in another document having a later date, the statement in the document having the later date modifies or supersedes the earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement or the accompanying prospectus.

We incorporate by reference into this prospectus supplement and the accompanying prospectus the documents listed below and all documents we subsequently file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the completion of the offering of the shares of our common stock covered by this prospectus supplement (other than portions of these documents that are either (i) described in paragraph (e) of Item 201 of Regulation S-K or paragraphs (d)(1)-(3) and (e)(5) of Item 407 of Regulation S-K or (ii) deemed to have been furnished and not filed in accordance with SEC rules, including pursuant to Item 2.02 or Item 7.01 of any Current Report on Form 8-K (including any financial statements or exhibits relating thereto furnished pursuant to Item 9.01), unless otherwise indicated therein):

•

our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on March 8, 2023 (our “10-K”), including the information specifically incorporated by reference therein from our Definitive Proxy Statement on Schedule 14A filed with the SEC on March 8, 2023;

•	our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2023 and June 30, 2023, filed with the SEC on May 9, 2023 and August 4, 2023, respectively;

•	our Current Reports on Form 8-K filed with the SEC on January 17, 2023, January 18, 2023, January 24, 2023, January 30, 2023, February 1, 2023, May 8, 2023 and August 3, 2023; and

•

the description of our common stock included in our Registration Statement on Form 8-A filed with the SEC on January 16, 2018 (File No. 001-38347), including any subsequent amendment or any report filed for the purpose of updating such description.

We will provide, without charge, upon written or oral request, a copy of any or all documents that are incorporated by reference into this prospectus supplement or the accompanying prospectus, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this prospectus supplement or the accompanying prospectus. You should direct requests for documents to:

Nine Energy Service, Inc.

2001 Kirby Drive, Suite 200

Houston, Texas 77019

(281) 730-5100

Attention: Investor Relations

S-iii

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act that are subject to a number of risks and uncertainties, many of which are beyond our control. All statements other than statements of historical fact, including those regarding our strategy, future operations, financial position, our ability to continue as a going concern, estimated revenues and losses, projected costs, prospects, plans and objectives of management, are forward-looking statements. Forward-looking statements can be identified by terms such as “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “may,” “continue,” “predict,” “potential,” “project” and similar expressions, although not all forward-looking statements contain such identifying words.

All forward-looking statements speak only as of the date of the document in which they are contained; we disclaim any obligation to update these statements unless required by law, and we caution you not to place undue reliance on them. Although we believe that our plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, we can give no assurance that these plans, intentions or expectations will be achieved. We disclose important risk factors that could cause our actual results to differ materially from our expectations in the section titled “Risk Factors” in this prospectus supplement and in our 10-K. These factors, some of which are beyond our control, include the following:

•

Our business is cyclical and depends on capital spending and well completions by the onshore oil and natural gas industry, and the level of such activity is volatile and strongly influenced by current and expected oil and natural gas prices. If the prices of oil and natural gas decline, our business, financial condition, results of operations, cash flows and prospects may be materially and adversely affected. Significant factors that are likely to affect near-term commodity prices include actions by the members of the Organization of the Petroleum Exporting Countries and other oil exporting nations; U.S. energy, monetary and trade policies; the pace of economic growth in the U.S. and throughout the world; and geopolitical and economic developments in the U.S. and globally, including conflicts, instability, acts of war and terrorism, particularly in Russia, Ukraine and the Middle East.

•	Inflation may adversely affect our financial position and operating results; in particular, cost inflation with labor or materials could offset any price increases for our products and services.

•	If we are unable to attract and retain key employees, technical personnel and other skilled and qualified workers, our business, financial condition or results of operations could suffer.

•

We may be unable to maintain existing prices or implement price increases on our products and services, and intense competition in the markets for our dissolvable plug products may lead to pricing pressures, reduced sales or reduced market share.

•

Our substantial debt obligations could have significant adverse consequences on our business and future prospects, and restrictions in our debt agreements could limit our growth and our ability to engage in certain activities.

•	Our current and potential competitors may have longer operating histories, significantly greater financial or technical resources, and greater name recognition than we do.

•

Our operations are subject to conditions inherent in the oilfield services industry, such as equipment defects, liabilities arising from accidents or damage involving our fleet of trucks or other equipment, explosions and uncontrollable flows of gas or well fluids, and loss of well control.

•

If we are unable to accurately predict customer demand, including that of our international customers, or if customers cancel their orders on short notice, we may hold excess or obsolete inventory, which would reduce gross margins. Conversely, insufficient inventory would result in lost revenue opportunities and potentially loss of market share and damaged customer relationships.

S-iv

•

We are dependent on customers in a single industry. The loss of one or more significant customers, including certain of our customers outside of the U.S., could adversely affect our financial condition, prospects and results of operations. Sales to customers outside of the U.S. also exposes us to risks inherent in doing business internationally, including political, social and economic instability and disruptions, export controls, economic sanctions, embargoes or trade restrictions, and fluctuations in foreign currency exchange rates.

•	We may be subject to claims for personal injury and property damage or other litigation, which could materially adversely affect our financial condition, prospects and results of operations.

•

We are subject to federal, state and local laws and regulations regarding issues of health, safety and protection of the environment. Under these laws and regulations, we may become liable for penalties, damages or costs of remediation or other corrective measures. Any changes in laws or government regulations could increase our costs of doing business.

•

Our success may be affected by the use and protection of our proprietary technology as well as our ability to enter into license agreements. There are limitations to our intellectual property rights and, thus, our right to exclude others from the use of our proprietary technology.

•	Our success may be affected by our ability to implement new technologies and services.

•

If our systems for protecting against cyber security risks prove not to be sufficient, we could be adversely affected by, among other things, loss or damage of intellectual property, proprietary information, customer or business data; interruption of business operations; or additional costs to prevent, respond to, or mitigate cyber security attacks.

•	Our future financial condition and results of operations could be adversely impacted by asset impairment charges.

•

Increased attention to climate change and conservation measures may reduce oil and natural gas demand, and we face various risks associated with increased activism and related litigation against oil and natural gas exploration and development activities.

•	Seasonal and adverse weather conditions adversely affect demand for our products and services.

Additional risks or uncertainties that are not currently known to us, that we currently deem to be immaterial, or that could apply to any company could also materially adversely affect our business, financial condition, or future results.

INDUSTRY AND MARKET DATA

The market data and certain other statistical information used throughout this prospectus supplement, the accompanying prospectus or incorporated herein or therein are based on independent industry publications, government publications or other published independent sources. Although we believe these third-party sources are reliable as of their respective dates, neither we nor the sales agent have independently verified the accuracy or completeness of this information. Some data is also based on our good faith estimates and our management’s understanding of industry conditions. The industry in which we operate is subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the “Risk Factors” section in this prospectus supplement. These and other factors could cause results to differ materially from those expressed in these publications.

S-v

TRADEMARKS, SERVICE MARKS AND TRADE NAMES

We own or have rights to various trademarks, service marks and trade names that we use in connection with the operation of our business. This prospectus supplement, the accompanying prospectus or documents incorporated herein or therein may also contain trademarks, service marks and trade names of third parties, which are the property of their respective owners. Our use or display of third parties’ trademarks, service marks or trade names in this prospectus supplement, the accompanying prospectus or documents incorporated herein or therein is not intended to, and does not imply, a relationship with us or an endorsement or sponsorship by or of us. Solely for convenience, the trademarks, service marks and trade names referred to in this prospectus supplement, the accompanying prospectus or documents incorporated herein or therein may appear without the ®, TM or SM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensor to these trademarks, service marks and trade names.

S-vi

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information more fully described elsewhere in this prospectus supplement and the accompanying prospectus. Because it is abbreviated, this summary does not contain all of the information that you should consider before investing in our common stock. You should read this prospectus supplement, the accompanying prospectus, any free writing prospectus and the documents incorporated by reference herein and therein carefully, including the information presented under the “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” sections in this prospectus supplement and under the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections and the historical consolidated financial statements in our 10-K and subsequent Quarterly Reports on Form 10-Q, which are incorporated herein by reference.

Company Overview

Nine Energy Service, Inc. is a leading completion services provider that targets unconventional oil and gas resource development within North America and abroad. We partner with our exploration and production (E&P) customers across all major onshore basins in the U.S., as well as within Canada and abroad, to design and deploy downhole solutions and technology to prepare horizontal, multistage wells for production. We focus on providing our customers with cost-effective and comprehensive completion solutions designed to maximize their production levels and operating efficiencies. We believe our success is a product of our culture, which is driven by our intense focus on performance and wellsite execution as well as our commitment to forward-leaning technologies that aid us in the development of smarter, customized applications that drive efficiencies and reduce emissions.

We provide our comprehensive completion solutions across a diverse set of well-types, including on the most complex, technically demanding unconventional wells. Modern, high-intensity completion techniques are a more effective way for our customers to maximize resource extraction from horizontal oil and gas wells. These completion techniques provide improved estimated ultimate recovery per lateral foot and a superior return on investment by decreasing cycle time, which make them attractive to operators. We compete for the most intricate and demanding projects, which are characterized by extended reach horizontal laterals, increased stage counts per well, multi-well pad development, and increased proppant loading per lateral foot. As stage counts per well and wells per pad increase, so do our operating leverage and returns, as we are able to complete more jobs and stages with the same number of units and crews. Service providers for these demanding projects are selected based on their technical expertise and ability to execute safely and efficiently. As our customers continue to improve operational efficiencies in completions design, increasing its complexity and difficulty, oilfield service selection becomes much more critical and selective.

We provide (i) cementing services, which consist of blending high-grade cement and water with various solid and liquid additives to create a cement slurry that is pumped between the casing and the wellbore of the well, (ii) an innovative portfolio of completion tools, including technologies used for completing the toe stage of a horizontal well, liner installations used in refrac operations, casing flotation devices, and fully-composite, dissolvable, and extended range frac plugs to isolate stages during plug-and-perf operations, (iii) wireline services, including electric wireline units, the majority of which consist of plug-and-perf completions, which is a multistage well completion technique for cased-hole wells that consists of deploying perforating guns and isolation tools to a specified depth, and (iv) coiled tubing services, which perform wellbore intervention operations utilizing a continuous steel pipe that is transported to the wellsite wound on a large spool, providing a cost-effective solution for well work due to the ability to deploy efficiently and safely into a live well.

The Offering

Issuer	Nine Energy Service, Inc., a Delaware corporation.

Common stock offered by us	Shares of our common stock having an aggregate offering price of up to $30,000,000.

Common stock to be outstanding immediately after this offering	Up to 43,609,956 shares of our common stock, based on 35,345,494 shares outstanding as of October 27, 2023 and assuming sales at a price of $3.63 per share, which was the last reported sale price of our common stock on the NYSE on November 3, 2023. The actual number of shares of our common stock issued in this offering, if any, will vary depending upon the sales prices under this offering.

The number of shares of our common stock outstanding excludes 1,495,177 shares of our common stock issuable upon the vesting of stock options, restricted stock units and performance stock units and 1,594,733 shares of our common stock available for future issuance pursuant to our stock incentive plan, in each case as of October 27, 2023.

Manner of offering	“At the market offering” that may be made from time to time through Piper Sandler & Co., as sales agent, subject to direction from us as to amount and timing. See the “Plan of Distribution” section in this prospectus supplement.

Use of proceeds	We intend to use the net proceeds, if any, from this offering for working capital and general corporate purposes, which may include financing capital expenditures, acquisitions, investments or other business opportunities and repaying, redeeming or refinancing outstanding indebtedness. Our management will have broad discretion in the application of net proceeds, if any. See the “Use of Proceeds” section in this prospectus supplement.

Risk factors	Investing in our common stock involves a high degree of risk. You should consider all of the information contained in and incorporated by reference into this prospectus supplement before making an investment in our common stock. For a discussion of risks relating to us, our business and an investment in our common stock, see the “Risk Factors” section in this prospectus supplement.

Listing and trading symbol	Our common stock is traded on the NYSE under the symbol “NINE.”

RISK FACTORS

Investing in our common stock involves a high degree of risk. You should carefully consider the risks described below and all of the information contained in this prospectus supplement, the accompanying prospectus, any free writing prospectus and the documents incorporated by reference herein and therein before deciding whether to purchase shares of our common stock. In particular, you should carefully consider, among other things, the risks to our business and other matters discussed under the “Risk Factors” section in our 10-K and subsequent Quarterly Reports on Form 10-Q. If any such risks and uncertainties actually occur, you may lose all or part of your investment. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business, financial condition or results of operations and result in a loss of all or part of your investment.

It is not possible to predict the actual number of shares we will sell under the equity distribution agreement or the gross proceeds resulting from those sales.

Subject to certain limitations in the equity distribution agreement and compliance with applicable law, we have the discretion to deliver an instruction to the sales agent at any time throughout the term of the equity distribution agreement to sell shares of our common stock. The number of shares that are sold through the sales agent after delivering an instruction will depend on a number of factors, including the market price of our common stock during the sales period, the limits we set with the sales agent in any applicable instruction and the demand for our common stock during the sales period. Because the price per share of each share sold will fluctuate during the sales period, it is not currently possible to predict the number of shares that we will sell or the gross proceeds we will receive from those sales.

The market price of our common stock has been, and is likely to continue to be, volatile and could fluctuate in response to a number of factors, many of which are beyond our control, and you may lose all or a part of your investment.

The market price of our common stock has in the past fluctuated significantly and could continue to do so, which could cause purchasers of our common stock to incur substantial losses. For example, from January 1, 2023 to the date hereof, the market price of our common stock has fluctuated from an intra-day low on the NYSE of $2.90 per share on May 30, 2023 to an intra-day high of $17.10 on January 17, 2023. Such fluctuations may occur in response to a number of factors, many of which are beyond our control. For instance, if our financial results are below the expectations of securities analysts and investors, the market price of our common stock could decrease, perhaps significantly. Other factors that may affect the market price of our common stock include changes in market prices of oil, natural gas and natural gas liquids; announcements relating to significant corporate transactions; fluctuations in our quarterly and annual financial results; operating and stock price performance of companies that investors deem comparable to us; and changes in government regulation or proposals relating to us. In addition, the U.S. securities markets have experienced significant price and volume fluctuations, and these fluctuations often have been unrelated to the operating performance of companies in these markets. Further, if we were to be the object of securities class action litigation as a result of volatility in the price of our common stock or for other reasons, it could result in substantial costs and diversion of our management’s attention and resources, which could negatively affect our financial results.

Sales of a substantial number of shares of our common stock in the public markets, or the perception that such sales could occur, could reduce the market price of our common stock.

We may issue up to $30,000,000 of our common stock from time to time in this offering. Although the actual number of shares of our common stock issued in this offering, if any, will vary depending upon the sales prices under this offering, assuming sales of our common stock in this offering at a price of $3.63 per share (the last reported sale price of our common stock on the NYSE on November 3, 2023), we would issue and sell 8,264,462 shares of our common stock pursuant to this offering, which represents a substantial number of shares relative to our current shares outstanding. Sales of a substantial number of shares of our common stock in the public market, or the perception that such sales could occur, could adversely affect the market price of our common stock. In addition to any shares issued pursuant to this offering, we may issue shares of our common stock or equity securities senior to our common stock in the future for a number of reasons, including to finance our operations and growth plans, to adjust our ratio of debt-to-equity or for other reasons.

The common stock offered hereby will be sold in “at the market offerings,” and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares of our common stock in this offering at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices and numbers of shares of our common stock sold. Investors may experience a decline in the value of their shares of our common stock as a result of share sales made at prices lower than the prices they paid.

We do not intend to pay dividends on our common stock, and our debt agreements place certain restrictions on our ability to do so. Consequently, a stockholder’s only opportunity to achieve a return on its investment is if the market price of our common stock appreciates.

We do not plan to declare dividends on shares of our common stock in the foreseeable future. Additionally, our debt agreements place certain restrictions on our ability to pay cash dividends. Consequently, unless we revise our dividend policy, a stockholder’s only opportunity to achieve a return on its investment in our common stock will be by selling its common stock at a price greater than the stockholder paid for it. There is no guarantee that the price of our common stock that will prevail in the market will ever exceed the price at which a stockholder purchased its shares of our common stock.

Investors in this offering may experience future dilution.

In order to raise additional capital, effect acquisitions or for other purposes, we may in the future offer additional shares of our common stock or other securities convertible into, or exchangeable for, our common stock. We have effective shelf registration statements from which additional shares of our common stock and other securities can be offered. In addition, equity awards under our share-based compensation plans may cause further dilution.

We may issue preferred stock whose terms could adversely affect the voting power or value of our common stock.

Our charter authorizes us to issue, without the approval of our stockholders, one or more classes or series of preferred stock having such designations, preferences, limitations and relative rights, including preferences over our common stock respecting dividends and distributions, as our board of directors may determine. The terms of one or more classes or series of preferred stock could adversely impact the voting power or value of our common stock. For example, we might grant holders of preferred stock the right to elect some number of our directors in all events or on the happening of specified events or the right to veto specified transactions. Similarly, the repurchase or redemption rights or liquidation preferences we might assign to holders of preferred stock could affect the residual value of our common stock.

The terms of any future preferred equity or debt financing may give holders of any preferred securities or debt securities rights that are senior to the rights of holders of our common stock or impose more stringent restrictions on our operations.

If we incur additional debt or raise equity through the issuance of preferred stock or convertible securities, the terms of the debt or equity securities issued may give the holders rights, preferences and privileges senior to those of holders of our common stock, particularly in the event of liquidation. The terms of the debt may also impose additional and more stringent restrictions on our operations. If we raise funds through the issuance of additional equity, the ownership percentage of our existing shareholders would be diluted.

Our management will have broad discretion in the use of the net proceeds from the sale of the common stock offered hereby and may not use them effectively or may use them in ways with which you may not agree.

Our management will have broad discretion in the application of the net proceeds from the sale of the common stock offered hereby, and our stockholders will not have the opportunity as part of their investment decision to assess whether the net proceeds will be used appropriately. You will be relying on the judgment of our management regarding the application of the net proceeds, if any, of this offering, and you will not have the opportunity to influence our decisions on how to use the net proceeds from the sale of the common stock offered hereby. The results and effectiveness of the use of such proceeds are uncertain, and we could spend the proceeds in ways that you do not agree with or that do not improve our results of operations, enhance the value of our common stock or yield any return on your investment. Our failure to apply these funds effectively could affect our financial condition. Pending their use, we may invest the net proceeds from this offering in a manner that does not produce income or that loses value.

USE OF PROCEEDS

We intend to use the net proceeds, if any, from this offering for working capital and/or general corporate purposes, which may include financing capital expenditures, acquisitions, investments or other business opportunities and repaying, redeeming or refinancing outstanding indebtedness. Net proceeds may be temporarily invested prior to use.

The expected use of net proceeds from this offering represents our intentions based upon our present plans and business conditions, which may change. We cannot predict with certainty all of the particular uses for the proceeds of this offering or the amounts that we will actually spend on the uses set forth above. Accordingly, our management will have broad discretion in applying the net proceeds of this offering. The timing and amount of our actual expenditures will be based on many factors, including cash flows from operations, changes in our capitalization and the anticipated growth of our business.

The amount of proceeds from this offering will depend on the number of shares of our common stock sold and the prices at which they are sold. There can be no assurance that we will be able to sell any shares under or fully utilize the equity distribution agreement.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR NON-U.S. HOLDERS

Overview

The following is a summary of material U.S. federal income tax considerations relevant to non-U.S. holders, as defined below, of the ownership and disposition of shares of our common stock, but does not purport to be a complete analysis of all potential tax considerations relating thereto. This summary deals only with shares of our common stock purchased in this offering that are held as capital assets within the meaning of Section 1221 of the Code, as defined below (generally, property held for investment), by a non-U.S. holder.

For purposes of this discussion, a “non-U.S. holder” means a beneficial owner of shares of our common stock that, for U.S. federal income tax purposes, is not any of the following:

•	an individual who is a citizen or resident of the United States;

•

a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	a partnership (or any other entity or arrangement treated as a partnership for U.S. federal income tax purposes);

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust if it (1) is subject to the primary supervision of a court within the United States and one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person for U.S. federal income tax purposes.

If any entity or arrangement treated as a partnership for U.S. federal income tax purposes holds shares of our common stock, the U.S. federal income tax treatment of a partner in such partnership generally will depend upon the status of the partner and the activities of the partner and the partnership. If you are a partner of a partnership considering an investment in or holding shares of our common stock, you should consult your own tax advisors to determine the U.S. federal, state, local, non-U.S. and other tax consequences that may be relevant to you in light of your particular circumstances.

This summary is based upon provisions of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), applicable U.S. Treasury regulations, rulings and other administrative pronouncements of the U.S. Internal Revenue Service (the “IRS”) and judicial decisions, all as in effect as of the date hereof. Those authorities are subject to different interpretations and may be changed at any time, perhaps retroactively, so as to result in U.S. federal income tax consequences different from those summarized below. We have not sought and do not expect to seek any rulings from the IRS regarding the matters discussed below. There can be no assurance that the IRS will not take positions concerning the tax consequences of the ownership or disposition of shares of our common stock that differ from those discussed below. We also cannot assure you that a change in law will not alter significantly the tax consequences described in this summary.

This summary is general in nature and does not address all aspects of U.S. federal income taxation that may be relevant to investors in our common stock in light of their personal circumstances or particular situations and does not address the Medicare tax imposed on certain investment income under Section 1411 of the Code, any state, local, non-U.S., estate, gift or other non-income tax consequences or any income tax treaty. In addition, this summary does not deal with all tax consequences that may be relevant to non-U.S. holders in light of their personal circumstances or particular situations, such as tax consequences to investors who may be subject to special tax treatment, including, without limitation:

•	brokers or dealers in securities or currencies;

•	banks or other financial institutions, underwriters, insurance companies, real estate investment trusts or regulated investment companies;

•	retirement plans, individual retirement accounts and other tax-deferred accounts;

•	tax-exempt entities;

•	trusts and estates;

•	traders in securities that elect to use a mark-to-market method of tax accounting for their securities;

•	“controlled foreign corporations” and “passive foreign investment companies;”

•	corporations that accumulate earnings to avoid U.S. federal income tax;

•	expatriated entities subject to Section 7874 of the Code, and individuals who are U.S. expatriates;

•

persons holding shares of our common stock as a part of a hedge, integrated or conversion transaction, synthetic security, straddle or combined transaction or persons deemed to sell shares of our common stock under the constructive sale provisions of the Code;

•	partnerships or other pass-through entities or investors in such entities;

•	persons subject to the base erosion and anti-abuse tax or the alternative minimum tax; or

•	accrual-method taxpayers subject to special tax accounting rules (including under Section 451(b) of the Code);

•	governmental organizations; or

•	“qualified foreign pension funds” as defined in Section 897(l)(2) of the Code and entities all of the interests of which are held by qualified foreign pension funds.

This summary is for general information only and is not intended to constitute a complete description of all U.S. federal income tax consequences for non-U.S. holders relating to the ownership and disposition of our common stock. If you are considering the purchase of shares of our common stock, you should consult your own tax advisors concerning the particular U.S. federal income tax consequences to you of the ownership and disposition of shares of our common stock, as well as the consequences to you arising under other U.S. federal tax laws and the laws of any other applicable taxing jurisdiction in light of your particular circumstances.

Distributions on Common Stock

We do not currently expect to pay cash distributions on our common stock in the foreseeable future. In general, in the event that we pay cash distributions on shares of our common stock, such cash distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent any such distributions exceed both our current and our accumulated earnings and profits, they will first be treated as a return of capital reducing your tax basis in our common stock (determined on a share by share basis), but not below zero, and then will be treated as gain from the sale of stock, as described under “—Disposition of Shares of Common Stock” below.

Subject to the discussions below of backup withholding and FATCA, as defined below, dividends paid to a non-U.S. holder generally will be subject to a U.S. federal withholding tax at a 30% rate, or such lower rate as may be specified by an applicable income tax treaty. However, dividends that are effectively connected with the conduct of a trade or business within the United States by a non-U.S. holder (and, if required by an applicable income tax treaty, are attributable to a U.S. permanent establishment or a fixed base of the non-U.S. holder) generally will not be subject to such withholding tax, provided certain certification and disclosure requirements are satisfied (including the provision of a properly completed IRS Form W-8ECI or other applicable form). Instead, unless an applicable income tax treaty provides otherwise, such dividends will generally be subject to U.S. federal income tax on a net income basis in the same manner as if the non-U.S. holder were a United States person. A corporate non-U.S. holder may be subject to an additional “branch profits” tax at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty) on its earnings and profits (subject to adjustments) that are effectively connected with its conduct of a U.S. trade or business.

A non-U.S. holder who wishes to claim the benefit of an applicable income tax treaty rate for dividends will be required (a) to complete IRS Form W-8BEN or W-8BEN-E (or other applicable form) and certify under penalties of perjury that such holder is not a United States person and is eligible under the applicable income tax treaty for a reduction in the rate of, or exemption from, withholding on dividends, or (b) if shares of our common stock are held through certain foreign intermediaries, to satisfy the relevant certification requirements described in the applicable U.S. Treasury regulations. This certification must be provided to the applicable withholding agent prior to the payment of dividends and may be required to be updated periodically.

It is possible that a distribution made to a non-U.S. holder may be subject to over-withholding because, for example, at the time of the distribution we or the relevant withholding agent may not be able to determine how much of the distribution constitutes a dividend or the proper documentation establishing the benefits of any applicable treaty has not been properly supplied. If there are any excess amounts withheld on distributions made to a non-U.S. holder, such non-U.S. holder may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. holders should consult their tax advisors regarding the applicable withholding tax rules and the possibility of obtaining a refund of any excess amounts withheld.

Disposition of Shares of Common Stock

Subject to the discussions below of backup withholding and FATCA, any gain realized by a non-U.S. holder on the sale or other taxable disposition of shares of our common stock generally will not be subject to U.S. federal income tax unless:

•

the gain is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment or a fixed base of the non-U.S. holder);

•	the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met; or

•

we are or have been a U.S. real property holding corporation (a “USRPHC”) for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of the disposition or the period that the non-U.S. holder held the shares of our common stock, and certain other conditions are met.

In the case of a non-U.S. holder described in the first bullet point above, any gain derived from the sale or other taxable disposition of our common stock will be subject to U.S. federal income tax on a net income basis generally in the same manner as if the non-U.S. holder were a United States person (unless an applicable income tax treaty provides otherwise), and a non-U.S. holder that is a corporation may be subject to an additional “branch profits” tax at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty) on its effectively connected earnings and profits attributable to such gains (subject to adjustments). Except as otherwise provided by an applicable income tax treaty, an individual non-U.S. holder described in the second bullet point above will be subject to a 30% tax on any gain derived from the sale or other taxable disposition of our common stock, which may be offset by certain U.S. source capital losses.

In general, we would be a USRPHC if the fair market value of our U.S. real property interests equals or exceeds 50% of the sum of the fair market value of our worldwide real property interests plus our other assets used or held for use in a trade or business. We believe that we are not and do not currently anticipate becoming a USRPHC for U.S. federal income tax purposes.

Non-U.S. holders should consult their own tax advisors regarding the possible adverse U.S. federal income tax consequences of these rules or if we are, or were to become, a USRPHC.

Information Reporting and Backup Withholding

Generally, the amount of dividends paid to each non-U.S. holder and any tax withheld with respect to such dividends will be reported annually to the IRS and to each such holder, regardless of whether withholding was reduced or eliminated by an applicable income tax treaty. Copies of the information returns reporting such dividends and any withholding may also be made available to the tax authorities in the country in which the non-U.S. holder resides or is established under the provisions of an applicable income tax treaty or agreement.

A non-U.S. holder generally will be subject to backup withholding of U.S. federal income tax with respect to dividends paid to such holder unless such holder certifies under penalties of perjury that it is not a United States person, generally on an IRS Form W-8BEN or W-8BEN-E or other appropriate IRS Form W-8 (or any successor form of the foregoing), or such holder otherwise establishes an exemption (and the applicable withholding agent does not have actual knowledge or reason to know that such holder is a United States person or that the conditions of any other exemption are not, in fact, satisfied).

Information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of a sale or other disposition by a non-U.S. holder of shares of our common stock within the United States or conducted through certain U.S.-related financial intermediaries unless such non-U.S. holder certifies under penalties of perjury that it is not a United States person, generally on an IRS Form W-8BEN or W-8BEN-E or other appropriate IRS Form W-8 (or any successor form of the foregoing), or such non-U.S. holder otherwise establishes an exemption (and the payor does not have actual knowledge or reason to know that the non-U.S. holder is a United States person or that the conditions of any other exemption are not, in fact, satisfied).

Backup withholding is not an additional tax. Any amounts withheld from a payment to a non-U.S. holder under the backup withholding rules may be allowed as a credit against the non-U.S. holder’s U.S. federal income tax liability, if any, and a refund may be obtained from the IRS if the amounts withheld exceed the non-U.S. holder’s actual U.S. federal income tax liability provided the required information is timely furnished to the IRS.

Non-U.S. holders should consult their tax advisors regarding information reporting and backup withholding.

Foreign Account Tax Compliance Act (FATCA)

Sections 1471 through 1474 of the Code, and the regulations and administrative guidance thereunder (commonly known as “FATCA”), generally will impose a withholding tax of 30% on “withholdable payments,” as defined in the Code, including payments of U.S. source dividends such as dividend income from our common stock, paid to (i) a “foreign financial institution” (as such term is defined in Section 1471(d)(4) of the Code) (as the beneficial owner or as an intermediary for the beneficial owner), unless such institution enters into an agreement with the U.S. government to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which would include certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with substantial U.S. owners) or (ii) a foreign entity that is not a financial institution (as the beneficial owner or as an intermediary for the beneficial owner), unless such entity provides the applicable withholding agent with a certification that the entity does not have any “substantial United States owners,” or that identifies the “substantial United States owners” of the entity, which, subject to certain exceptions, generally includes any United States person who directly or indirectly owns more than 10% of the entity. These rules do not apply if the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules, including pursuant to or in compliance with an intergovernmental agreement entered into between the United States and the beneficial owner’s home jurisdiction. In December 2018, the U.S. Department of the Treasury and IRS released proposed regulations (the “Proposed Regulations”) (on which taxpayers may rely until final regulations are issued) that would generally not apply these withholding requirements to gross proceeds from asset dispositions (such as gross proceeds from the sale or other disposition of shares of our common stock). There can be no assurance that the Proposed Regulations will be finalized in their present form. Under certain circumstances, a non-U.S. holder might be eligible for refunds or credits of any taxes withheld pursuant to FATCA, and a non-U.S. holder might be required to file a U.S. federal income tax return to claim such refunds or credits. Non-U.S. holders should consult their tax advisors regarding the implications of this legislation on their investment in our common stock.

THIS SUMMARY OF MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. NON-U.S. PERSONS CONSIDERING THE PURCHASE OF OUR COMMON STOCK SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP, AND DISPOSITION OF OUR COMMON STOCK ARISING UNDER U.S. FEDERAL ESTATE, GIFT OR OTHER NON-INCOME TAX RULES OR MEDICARE CONTRIBUTION TAX RULES OR UNDER THE LAWS OF ANY STATE, LOCAL, NON-U.S. OR ANY OTHER TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.

PLAN OF DISTRIBUTION

We have entered into an equity distribution agreement with Piper Sandler & Co., under which we may issue and sell, from time to time, shares of our common stock having an aggregate offering price of up to $30,000,000 through Piper Sandler & Co. acting as our sales agent. The summary of the material provisions of the equity distribution agreement does not purport to be a complete statement of its terms and conditions. The equity distribution agreement will be filed with the SEC as an exhibit to a Current Report on Form 8-K and incorporated by reference into this prospectus supplement.

Upon delivery of a placement notice, and subject to our instructions in that notice, and the terms and conditions of the equity distribution agreement generally, the sales agent may sell shares of our common stock by any method permitted by law deemed to be an “at the market offering” as defined by Rule 415(a)(4) under the Securities Act. Such shares will be distributed at the market prices prevailing on the NYSE at the time of the sale of such shares.

We will pay the sales agent in cash, upon each sale of our common stock pursuant to the equity distribution agreement, a commission in an amount equal to 3.0% of the aggregate gross sales price from each sale of our common stock. Because there is no minimum offering amount required as a condition to this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time.

Settlement for sales of our common stock will occur on the second full business day following the date on which any sales are made, or on some other date that is agreed upon by us and the sales agent in connection with a particular transaction, in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement. Sales of our common stock as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and the sales agent may agree upon.

The sales agent will act as sales agent on a commercially reasonable efforts basis consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of the NYSE. In connection with the sale of our common stock on our behalf, the sales agent will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of the sales agent will be deemed to be underwriting commissions or discounts. We have agreed to pay or reimburse certain of the expenses of the sales agent. We estimate that the total expenses payable to the sales agent under the equity distribution agreement will be approximately $300,000. We have also agreed to provide indemnification and contribution to the sales agent against certain civil liabilities, including liabilities under the Securities Act.

Neither the sales agent, nor any of its affiliates or any person or company acting jointly or in concert with it, has over-allotted, or will over-allot, our common stock in connection with this offering or effect any other transactions that are intended to stabilize or maintain the market price of our common stock.

The offering of our common stock pursuant to the equity distribution agreement will terminate as permitted therein. We or the sales agent may terminate the equity distribution agreement at any time with prior notice.

The sales agent and its affiliates have provided, and may in the future provide, various investment banking, commercial banking and other financial services for us and our affiliates, for which services they have received and, may in the future receive, customary fees.

This prospectus supplement and the accompanying prospectus in electronic format may be made available on a website maintained by the sales agent and the sales agent may distribute this prospectus supplement and the accompanying prospectus electronically.

LEGAL MATTERS

Kirkland & Ellis LLP will pass upon the validity of the shares of our common stock offered hereby on our behalf. Certain legal matters will also be passed upon for the sales agent by Simpson Thacher & Bartlett LLP.

EXPERTS

The financial statements incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2022 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Prospectus

Nine Energy Service, Inc.

$350,000,000

Common Stock

Preferred Stock

Debt Securities

Guarantees of Debt Securities

Warrants

Rights

Units

We may offer and sell, from time to time, in one or more series or classes, separately or together, and in amounts, at prices and on terms to be set forth in one or more supplements to this prospectus, the securities described in this prospectus (the “securities”). The aggregate initial offering price of all securities sold by us under this prospectus will not exceed $350,000,000. We or one or more of our subsidiaries may unconditionally guarantee any series of debt securities offered by this prospectus, if, and to the extent, identified in the related prospectus supplement.

The specific terms of the securities will be set forth in the applicable prospectus supplement and will include, as applicable: (i) in the case of our common stock, any public offering price; (ii) in the case of our preferred stock, the specific designation and any dividend, liquidation, redemption, conversion, voting and other rights, and any public offering price; (iii) in the case of our debt securities, the principal amount, maturity date, interest rate, seniority and any public offering price, (iv) in the case of warrants, the duration, offering price, exercise price and detachability; (v) in the case of rights, the number being issued, the exercise price and the expiration date; and (vi) in the case of our units, the title of the series of units, the type and terms of securities comprising the units, and any public offering price. The applicable prospectus supplement will also contain information, where applicable, about certain U.S. federal income tax consequences relating to, and any listing on a securities exchange of, the securities covered by such prospectus supplement. It is important that you read both this prospectus and the applicable prospectus supplement before you invest.

We may offer the securities directly, through agents, or to or through underwriters. The prospectus supplement will describe the terms of the plan of distribution and set forth the names of any underwriters involved in the sale of the securities. See “Plan of Distribution” for more information on this topic. No securities may be sold without delivery of a prospectus supplement describing the method and terms of the offering of those securities.

Our common stock is listed on the New York Stock Exchange (“NYSE”) under the symbol “NINE.”

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 and have elected to comply with certain reduced public company reporting requirements.

Investing in our securities involves risks that are described in the “Risk Factors” section beginning on page 2 of this prospectus and in the documents incorporated by reference herein.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 5, 2023.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a shelf registration statement. Under this shelf registration statement, we may sell, from time to time and in one or more offerings, up to $350,000,000 of any combination of the securities described in this prospectus. This prospectus provides you with a general description of our securities that we may offer and is not meant to be a complete description of each of the securities.

You should read carefully the entirety of this prospectus and any applicable prospectus supplement, as well as the documents incorporated by reference in this prospectus and any applicable prospectus supplement, before making an investment decision. You should also read and consider the information in the documents we have referred you to in the sections of this prospectus entitled “Incorporation of Certain Information by Reference” and “Where You Can Find More Information.”

You should rely only on the information provided or incorporated by reference in this prospectus or any applicable prospectus supplement. We have not authorized anyone to provide you with different or additional information.

You should not assume that the information appearing in this prospectus or any applicable prospectus supplement or the documents incorporated by reference herein or therein is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

We are not making an offer to sell these securities in any jurisdiction where the offer or sale of these securities is not permitted.

In this prospectus, unless otherwise specified or the context requires otherwise, we use the terms “Nine,” the “Company,” “we,” “us” and “our” to refer to Nine Energy Service, Inc. and its consolidated subsidiaries.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement and the documents incorporated by reference may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are subject to a number of risks and uncertainties, many of which are beyond our control. All statements other than statements of historical fact, including those regarding our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management, are forward-looking statements. Forward-looking statements can be identified by terms such as “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “may,” “continue,” “predict,” “potential,” “project” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words.

All forward-looking statements speak only as of the date of the document in which they are contained; we disclaim any obligation to update these statements unless required by law, and we caution you not to place undue reliance on them. Although we believe that our plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, we can give no assurance that these plans, intentions or expectations will be achieved. We disclose important factors that could cause our actual results to differ materially from our expectations under “Risk Factors” in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. These factors, some of which are beyond our control, include the following:

•

Our business is cyclical and depends on capital spending and well completions by the onshore oil and natural gas industry, and the level of such activity is volatile and strongly influenced by current and expected oil and natural gas prices. If the prices of oil and natural gas decline, our business, financial condition, results of operations, cash flows and prospects may be materially and adversely affected. Significant factors that are likely to affect near-term commodity prices include actions by the members of the Organization of the Petroleum Exporting Countries and other oil exporting nations; U.S. energy, monetary and trade policies; the pace of economic growth in the U.S. and throughout the world; and geopolitical and economic developments in the U.S. and globally, including conflicts, instability, acts of war or terrorism;

•

Our substantial debt obligations could have significant adverse consequences on our business and future prospects, and restrictions in our debt agreements could limit our growth and our ability to engage in certain activities. In addition, in order to meet our debt obligations, we may engage in refinancing or restructuring of our indebtedness by seeking additional sources of capital, selling assets or a combination thereof;

•	Inflation may adversely affect our financial position and operating results; in particular, cost inflation with labor or materials could offset any price increases for our products and services;

•	If we are unable to attract and retain key employees, technical personnel and other skilled and qualified workers, our business, financial condition or results of operations could suffer;

•

We may be unable to maintain existing prices or implement price increases on our products and services, and intense competition in the markets for our dissolvable plug products may lead to pricing pressures, reduced sales or reduced market share;

•	Our current and potential competitors may have longer operating histories, significantly greater financial or technical resources, and greater name recognition than we do;

•

Our operations are subject to conditions inherent in the oilfield services industry, such as equipment defects, liabilities arising from accidents or damage involving our fleet of trucks or other equipment, explosions and uncontrollable flows of gas or well fluids, and loss of well control;

•

If we are unable to accurately predict customer demand, including that of our international customers, or if customers cancel their orders on short notice, we may hold excess or obsolete inventory, which would reduce gross margins. Conversely, insufficient inventory would result in lost revenue opportunities and potentially loss of market share and damaged customer relationships;

•

We are dependent on customers in a single industry. The loss of one or more significant customers, including certain of our customers outside of the U.S., could adversely affect our financial condition, prospects and results of operations. Sales to customers outside of the U.S. also exposes us to risks inherent in doing business internationally, including political, social and economic instability and disruptions, export controls, economic sanctions, embargoes or trade restrictions and fluctuations in foreign currency exchange rates;

•	We may be subject to claims for personal injury and property damage or other litigation, which could materially adversely affect our financial condition, prospects and results of operations;

•

We are subject to federal, state and local laws and regulations regarding issues of health, safety and protection of the environment. Under these laws and regulations, we may become liable for penalties, damages or costs of remediation or other corrective measures. Any changes in laws or government regulations could increase our costs of doing business;

•

Our success may be affected by the use and protection of our proprietary technology as well as our ability to enter into license agreements. There are limitations to our intellectual property rights and, thus, our right to exclude others from the use of our proprietary technology;

•	Our success may be affected by our ability to implement new technologies and services;

•	Significant ownership of our common stock by certain stockholders could adversely affect our other stockholders;

•	Our future financial condition and results of operations could be adversely impacted by asset impairment charges;

•

Increased attention to climate change and conservation measures may reduce oil and natural gas demand, and we face various risks associated with increased activism and related litigation against oil and natural gas exploration and development activities;

•	Seasonal and adverse weather conditions adversely affect demand for our products and services; and

•	Our ability to maintain compliance with the NYSE continued listing requirements and avoid the delisting of our common stock.

Additional risks or uncertainties that are not currently known to us that we currently deem to be immaterial, or that could apply to any company could also materially adversely affect our business, financial condition or future results.

These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf.

SUMMARY

Nine Energy Service, Inc. is a Delaware corporation that was formed in February 2013 through a combination of three service companies owned by SCF Partners, L.P. or its affiliates. Nine is a leading completion services provider that targets unconventional oil and gas resource development within North America and abroad. We partner with our exploration and production customers across all major onshore basins in the U.S., as well as within Canada and abroad, to design and deploy downhole solutions and technology to prepare horizontal, multistage wells for production. We focus on providing our customers with cost-effective and comprehensive completion solutions designed to maximize their production levels and operating efficiencies. We believe our success is a product of our culture, which is driven by our intense focus on performance and wellsite execution as well as our commitment to forward-leaning technologies that aid us in the development of smarter, customized applications that drive efficiencies.

Corporate Information

Our principal executive offices are located at 2001 Kirby Drive, Suite 200, Houston, Texas 77019, and our telephone number at that location is (281) 730-5100. Our website can be found at www.nineenergyservice.com. The information contained on our website or that can be accessed through our website is not part of this prospectus and you should not rely on that information when making a decision whether to invest in our securities.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risks and uncertainties incorporated by reference to our most recent Annual Report on Form 10-K and our subsequent quarterly reports on Form 10-Q. You should also consider any risks and uncertainties described under the caption “Risk Factors” in any applicable prospectus supplement and in any document that we file with the SEC after the date of this prospectus that is incorporated by reference herein. Our business, financial condition, results of operations or prospects could be materially adversely affected by any of these risks. The market or trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. Please note that additional risks not presently foreseen by us or that we currently deem immaterial may also impair our business and operations.

THE SUBSIDIARY GUARANTORS

Certain of our subsidiaries, which we refer to as the “Subsidiary Guarantors” in this prospectus, may fully and unconditionally guarantee our payment obligations under any series of debt securities offered by this prospectus. If we issue a series of debt securities guaranteed by any of our subsidiaries, we will identify the specific subsidiary or subsidiaries and describe the particular terms of any guarantees of such series in the applicable prospectus supplement.

Additional information concerning our subsidiaries and us is included in reports and other documents incorporated by reference in this prospectus. See “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

USE OF PROCEEDS

Unless otherwise specified in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities for general corporate purposes, including repaying indebtedness, making capital expenditures, funding working capital, and funding future acquisitions and investments. Further details relating to the use of the net proceeds will be set forth in the applicable prospectus supplement.

PLAN OF DISTRIBUTION

We may sell the securities to one or more underwriters for public offering and sale by them or may sell the securities to investors directly or through agents. Any underwriter or agent involved in the offer and sale of the securities will be named in the applicable prospectus supplement. Underwriters and agents in any distribution contemplated hereby may from time to time be designated on terms to be set forth in the applicable prospectus supplement.

Underwriters or agents could make sales in privately negotiated transactions and any other method permitted by law. Securities may be sold in one or more of the following transactions:

•

block transactions (which may involve crosses) in which a broker-dealer may sell all or a portion of the securities as agent but may position and resell all or a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to a prospectus supplement;

•	a special offering, an exchange distribution or a secondary distribution in accordance with applicable NYSE or other stock exchange rules;

•	ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

•

“at the market” offerings or sales “at the market,” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market on an exchange or otherwise;

•	sales in other ways not involving market makers or established trading markets, including direct sales to purchasers; or

•	through a combination of any of these methods.

Underwriters or agents may offer and sell the securities at a fixed price or prices, which may be changed in relation to the prevailing market prices at the time of sale or at negotiated prices. We also may, from time to time, authorize underwriters acting as our agents to offer and sell the securities upon the terms and conditions as are set forth in the applicable prospectus supplement. In connection with the sale of securities, underwriters or agents may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of securities for whom they may act as agent. Broker-dealers may also receive compensation from purchasers of these securities which is not expected to exceed those customary in the types of transactions involved. Underwriters or agents may sell securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or the agents and/or commissions from the purchasers for whom they may act as agent.

Any underwriting compensation paid by us to underwriters or agents in connection with the offering of securities, and any discounts, concessions or commissions allowed by underwriters or agents to participating dealers, will be set forth in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions, under the Securities Act.

We may have agreements with the underwriters, dealers, agents and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the underwriters, dealers, agents or remarketing firms may be required to make. Underwriters, dealers, agents and remarketing firms may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.

Any securities issued hereunder (other than common stock) will be new issues of securities with no established trading market. Any underwriters or agents to or through whom such securities are sold by us for public offering and sale may make a market in such securities, but such underwriters or agents will not be obligated to do so and may discontinue any market making at any time without notice. We cannot assure you as to the liquidity of the trading market for any such securities.

The underwriters and the agents and their respective affiliates may be customers of, engage in transactions with and perform services for us in the ordinary course of business.

DESCRIPTION OF COMMON STOCK

The following summary description of our common stock does not purport to be complete and is subject to and qualified in its entirety by reference to the Delaware General Corporation Law (the “DGCL”) and to our certificate of incorporation and bylaws. For a more complete understanding of our common stock, we encourage you to read carefully this entire prospectus, as well as our certificate of incorporation and our bylaws, copies of which are incorporated by reference as exhibits to the registration statement of which this prospectus is a part.

General

We are currently authorized to issue up to 120,000,000 shares of our common stock. Except as provided by law or in a preferred stock designation, holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. Because holders of our common stock have the exclusive right to vote for the election of directors and do not have cumulative voting rights, the holders of a majority of the shares of our common stock can elect all of the members of the board of directors standing for election, subject to the rights, powers and preferences of any outstanding series of preferred stock.

Subject to the rights and preferences of any preferred stock that we may issue in the future, the holders of our common stock are entitled to receive dividends as may be declared by our board of directors and all of our assets available for distribution to holders of our common stock in liquidation, pro rata, based on the number of shares held. There are no redemption, conversion or sinking fund provisions applicable to our common stock.

Subject to the provisions of our certificate of incorporation and legal limitations, our board of directors has the authority, without further vote or action by our stockholders, to issue up to 20,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions of our preferred stock, including provisions related to dividends, conversion, voting, redemption, liquidation and the number of shares constituting the series or the designation of that series, which may be superior to those of our common stock. As of the date of this prospectus, there are no shares of preferred stock outstanding. The issuance of shares of preferred stock by our board of directors as described above may adversely affect the rights of the holders of our common stock. For example, preferred stock may rank prior to our common stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of our common stock.

Anti-Takeover Effects of Provisions of Our Certificate of Incorporation, our Bylaws and Delaware Law

Some provisions of the DGCL, our certificate of incorporation and our bylaws could make certain change of control transactions more difficult, including acquisitions of us by means of a tender offer, a proxy contest or otherwise, as well as removal of our incumbent officers and directors. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in our best interests, including transactions that might result in a premium over the market price for our shares. Therefore, these provisions could adversely affect the price of our common stock.

These provisions, summarized below, are intended to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of increased protection and our potential ability to negotiate with the proponent of an unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because, among other things, negotiation of these proposals could result in an improvement of their terms.

Opt Out of Section 203 of the DGCL

In our certificate of incorporation, we have elected not to be subject to the provisions of Section 203 of the DGCL regulating corporate takeovers until the date on which the SCF Group (as defined therein) is no longer the holder of at least 15% of our outstanding common stock. On and after such date, we will be subject to the provisions of Section 203 of the DGCL. In general, those provisions prohibit a Delaware corporation, including those whose securities are listed for trading on the NYSE, from engaging in any business combination with any interested stockholder for a period of three years following the date that the stockholder became an interested stockholder, unless: (a) the transaction is approved by the board of directors before the date the interested stockholder attained that status, (b) upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, or (c) on or after the date the interested stockholder attained that status, the business combination is approved by the board of directors and authorized at a meeting of stockholders by at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

Our Certificate of Incorporation and Bylaws

Among other things, our certificate of incorporation and/or bylaws:

•

establish advance notice procedures with regard to stockholder proposals relating to the nomination of candidates for election as directors or new business to be brought before meetings of our stockholders. These procedures provide that notice of stockholder proposals must be timely given in writing to our corporate secretary prior to the meeting at which the action is to be taken. Generally, to be timely, notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary date of the annual meeting for the preceding year’s annual meeting. Our bylaws specify the requirements as to form and content of all stockholders’ notices;

•

authorize our board of directors to issue undesignated preferred stock. This ability makes it possible for our board of directors to issue, without stockholder approval, preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of us;

•	provide that the authorized number of directors may be changed only by resolution of the board of directors;

•

provide that all vacancies, including newly created directorships, may, except as otherwise required by law or, if applicable, the rights of holders of a series of preferred stock, be filled by the affirmative vote of a majority of the total number of directors then in office, even if less than a quorum;

•

provide that any action required or permitted to be taken by the stockholders must be effected at a duly called annual or special meeting of stockholders and may not be effected by any consent in writing in lieu of a meeting of such stockholders, subject to the rights of the holders of any series of preferred stock with respect to such series;

•	provide that special meetings of our stockholders may only be called by a majority of the total number of directors;

•

provide that our board of directors be divided into three classes of directors, with each class as nearly equal in number as possible, serving staggered three-year terms, other than directors who may be elected by holders of preferred stock, if any;

•

provide that we renounce any interest or expectancy in any business opportunity (existing and future) that involves any aspect of the energy business or industry and that may be from time to time presented to SCF or any director or officer of the corporation who is also an employee, partner, member, manager, officer or director of any SCF entity, and that such persons have no obligation to offer us those investments or opportunities;

•

provide that our certificate of incorporation and bylaws may be amended by the affirmative vote of the holders of at least two-thirds of our then outstanding common stock (except with respect to provisions relating to the renouncement business opportunities, which require approval of at least 80% of the voting power of the outstanding stock entitled to vote thereon);

•	a member of our board of directors may only be removed for cause and only by the affirmative vote of the holders of at least two-thirds of our then outstanding common stock; and

•

unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will, to the fullest extent permitted by applicable law, be the sole and exclusive forum for (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers, employees or agents to us or our stockholders, (iii) any action asserting a claim against us or any director or officer or other employee of ours arising pursuant to any provision of the DGCL, our certificate of incorporation or our bylaws, or (iv) any action asserting a claim against us or any director or officer or other employee of ours that is governed by the internal affairs doctrine, in each such case subject to such Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein. Although we believe these provisions benefit us by providing increased consistency in the application of Delaware law for the specified types of actions and proceedings, the provisions may have the effect of discouraging lawsuits against our directors, officers, employees and agents.

Listing

Our common stock is listed on the NYSE under the symbol “NINE.”

DESCRIPTION OF PREFERRED STOCK

General

Our certificate of incorporation provides that we may issue up to 20,000,000 shares of preferred stock, $0.01 par value per share. As of the date of this prospectus, we had no outstanding shares of preferred stock.

Preferred stock may be issued independently or together with any other securities and may be attached to or separate from other securities. The following description of the preferred stock sets forth general terms and provisions of the preferred stock to which any prospectus supplement may relate. The statements below describing the preferred stock are in all respects subject to and qualified in their entirety by reference to the applicable provisions of our certificate of incorporation and bylaws and any applicable designation designating terms of a series of preferred stock.

Terms

Our certificate of incorporation authorizes our board of directors, subject to any limitations prescribed by law, without further stockholder approval, to establish and to issue up to 20,000,000 shares of preferred stock in one or more series from time to time. Each series of preferred stock will cover the number of shares and will have the powers, preferences, rights, qualifications, limitations and restrictions determined by our board of directors, which may include, among others, dividend rights, liquidation preferences, voting rights, conversion rights, preemptive rights and redemption rights. Except as provided by law or in a preferred stock designation, the holders of preferred stock will not be entitled to vote at or receive notice of any meeting of stockholders.

The applicable prospectus supplement will describe the terms of the preferred stock in respect of which this prospectus is being delivered, including the following:

•	the series, the number of shares offered and the liquidation value of the preferred stock;

•	the price at which the preferred stock will be issued;

•	the dividend rate, the dates on which the dividends will be payable and other terms relating to the payment of dividends on the preferred stock;

•	the voting rights of the preferred stock;

•	whether the preferred stock is redeemable or subject to a sinking fund, and the terms of any such redemption or sinking fund;

•	whether the preferred stock is convertible or exchangeable for any other securities, and the terms of any such conversion;

•	any listing of the preferred stock on any securities exchange; and

•	any additional rights, preferences, qualifications, limitations and restrictions of the preferred stock.

Registrar and Transfer Agent

We will name the registrar and transfer agent for the preferred stock in the applicable prospectus supplement.

DESCRIPTION OF DEBT SECURITIES

The following is a general description of the terms of debt securities we may issue from time to time unless we provide otherwise in the prospectus supplement. Particular terms of any debt securities we offer will be described in the prospectus supplement relating to such debt securities.

As required by federal law for all bonds and notes of companies that are publicly offered, any debt securities we issue will be governed by a document called an “indenture.” An indenture is a contract among us, Subsidiary Guarantors, if any, and a financial institution acting as trustee on behalf of the holders of the debt securities, and is subject to and governed by the Trust Indenture Act of 1939, as amended. The trustee has two main roles. First, the trustee can enforce holders’ rights against us if we default. There are some limitations on the extent to which the trustee acts on holders’ behalf, described in the second paragraph under “—Events of Default.” Second, the trustee performs certain administrative duties, such as sending interest and principal payments to holders.

Because this section is a summary, it does not describe every aspect of any debt securities we may issue or the indenture governing any such debt securities. Particular terms of any debt securities we offer will be described in the prospectus supplement relating to such debt securities, and we urge you to read the applicable indenture, which will be filed with the SEC at the time of any offering of debt securities, because it, and not this description, will define the rights of holders of such debt securities.

A prospectus supplement will describe the particular terms of any series of debt securities we may issue, including the following:

•	the designation or title of the series of debt securities;

•

the total principal amount of the series of debt securities, the denominations in which the offered debt securities will be issued and whether the offering may be reopened for additional securities of that series and on what terms;

•	the percentage of the principal amount at which the series of debt securities will be offered;

•	the date or dates on which principal will be payable;

•	the rate or rates (which may be either fixed or variable) and/or the method of determining such rate or rates of interest, if any;

•	the date or dates from which any interest will accrue, or the method of determining such date or dates, and the date or dates on which any interest will be payable;

•	the terms for redemption, extension or early repayment, if any;

•	the currencies in which the series of debt securities are issued and payable;

•

whether the amount of payments of principal, interest or premium, if any, on a series of debt securities will be determined with reference to an index, formula or other method and how these amounts will be determined;

•	the place or places of payment, transfer, conversion and/or exchange of the debt securities;

•	the provision for any sinking fund;

•	any restrictive covenants;

•	events of default;

•	whether the series of debt securities are issuable in certificated form;

•	any provisions for legal defeasance or covenant defeasance;

•

whether and under what circumstances we will pay additional amounts in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem the debt securities rather than pay the additional amounts (and the terms of this option);

•	any provisions for convertibility or exchangeability of the debt securities into or for any other securities;

•	whether the debt securities are subject to subordination and the terms of such subordination;

•	the listing, if any, on a securities exchange;

•	if applicable, a discussion of certain U.S. federal income tax considerations, including those related to original issue discount, if applicable; and

•	any other terms.

The debt securities may be secured or unsecured obligations. Unless the prospectus supplement states otherwise, principal, interest and premium, if any, will be paid by us in immediately available funds.

General

The indenture may provide that any debt securities proposed to be sold under this prospectus and the applicable prospectus supplement relating to such debt securities (“offered debt securities”) and any debt securities issuable upon the exercise of warrants or upon conversion or exchange of other offered securities (“underlying debt securities”) may be issued under the indenture in one or more series.

For purposes of this prospectus, any reference to the payment of principal of, or interest or premium, if any, on, debt securities will include additional amounts if required by the terms of the debt securities.

Debt securities issued under an indenture, when a single trustee is acting for all debt securities issued under the indenture, are called the “indenture securities.” The indenture may also provide that there may be more than one trustee thereunder, each with respect to one or more different series of securities issued thereunder. See “—Resignation of Trustee” below. At a time when two or more trustees are acting under an indenture, each with respect to only certain series, the term “indenture securities” means the one or more series of debt securities with respect to which each respective trustee is acting. In the event that there is more than one trustee under an indenture, the powers and trust obligations of each trustee described in this prospectus will extend only to the one or more series of indenture securities for which it is trustee. If two or more trustees are acting under an indenture, then the indenture securities for which each trustee is acting would be treated as if issued under separate indentures.

We refer you to the applicable prospectus supplement relating to any debt securities we may issue from time to time for information with respect to any deletions from, modifications of or additions to the Events of Default or covenants that are described below, including any addition of a covenant or other provision providing event risk or similar protection, that will be applicable with respect to such debt securities.

We have the ability to issue indenture securities with terms different from those of indenture securities previously issued and, without the consent of the holders thereof, to reopen a previous issue of a series of indenture securities and issue additional indenture securities of that series unless the reopening was restricted when that series was created.

Conversion and Exchange

If any debt securities are convertible into or exchangeable for other securities, the related prospectus supplement will explain the terms and conditions of the conversion or exchange, including the conversion price or exchange ratio (or the calculation method), the conversion or exchange period (or how the period will be determined), if conversion or exchange will be mandatory or at the option of the holder or us, provisions for adjusting the conversion price or the exchange ratio and provisions affecting conversion or exchange in the event of the redemption of the underlying debt securities. These terms may also include provisions under which the number or amount of other securities to be received by the holders of the debt securities upon conversion or exchange would be calculated according to the market price of the other securities as of a time stated in the prospectus supplement.

Payment and Paying Agents

We will pay interest to the person listed in the applicable trustee’s records as the owner of the debt security at the close of business on a particular day in advance of each due date for interest, even if that person no longer owns the debt security on the interest due date. That day, often approximately two weeks in advance of the interest due date, is called the “record date.” Because we will pay all the interest for an interest period to the holders on the record date, holders buying and selling debt securities must work out between themselves the appropriate purchase price. The most common manner is to adjust the sales price of the debt securities to prorate interest fairly between buyer and seller based on their respective ownership periods within the particular interest period. This prorated interest amount is called “accrued interest.”

Guarantees

The payment obligations of Nine under any series of debt securities may be jointly and severally, fully and unconditionally guaranteed by CDK Perforating, LLC, Crest Pumping Technologies, LLC, Magnum Oil Tools GP, LLC, Magnum Oil Tools International, LTD, MOTI Holdco, LLC, Nine Downhole Technologies, LLC, Nine Energy Canada Inc., Nine Energy Service, LLC and RedZone Coil Tubing, LLC, each of which is 100% owned by us, subject to restrictions in credit agreements and other agreements to which they may be a party at the time of issuance. If a series of debt securities is so guaranteed, the relevant guarantors will execute a notation of guarantee as further evidence of their guarantee, and the applicable prospectus supplement will describe the terms of any such guarantee.

The obligations of any guarantor under its guarantee of the debt securities will be limited to the maximum amount that will not result in the obligations of the guarantor under its guarantee constituting a fraudulent conveyance or fraudulent transfer under federal or state law, after giving effect to:

•	all other contingent and fixed liabilities of the guarantor; and

•	any collections from or payments made by or on behalf of any other guarantor in respect of the obligations of the guarantor under its guarantee.

The guarantee of any guarantor may be released under certain circumstances. If no default has occurred and is continuing under the relevant indenture, and to the extent not otherwise prohibited by the indenture, a guarantor will be unconditionally released and discharged from the guarantee:

•	in connection with any sale or other disposition of all of the stock of the guarantor to a person other than us or any of our subsidiaries;

•

in connection with the sale or other disposition of all or substantially all of the assets of the guarantor, including by way of merger, consolidation or otherwise, to a person other than us or any of our subsidiaries;

•	upon the release or discharge of the guarantee of the subsidiary of indebtedness of us and each guarantor which resulted in the obligation to guarantee the debt securities; or

•	in connection with the liquidation, dissolution or winding-up of the guarantor, if such liquidation, dissolution or winding-up complies with the provisions of the indenture.

Events of Default

Holders of debt securities of any series will have rights if an Event of Default occurs in respect of the debt securities of such series and is not cured, as described later in this subsection.

The term “Event of Default” in respect of the debt securities of any series means any of the following:

•	we do not pay the principal of, or any premium on, a debt security of the series within five days of its due date;

•	we do not pay interest on a debt security of the series within 30 days of its due date;

•	we do not deposit any sinking fund payment in respect of debt securities of the series on its due date and we do not cure this default within five days;

•

we remain in breach of a covenant in respect of debt securities of the series for 60 days after we receive a written notice of default stating we are in breach. The notice must be sent by either the trustee or holders of at least 25.0% of the principal amount of debt securities of the series;

•	we file for bankruptcy or certain other events of bankruptcy, insolvency or reorganization occur; and

•	any other Event of Default occurs in respect of debt securities of the series described in the prospectus supplement.

An Event of Default for a particular series of debt securities does not necessarily constitute an Event of Default for any other series of debt securities issued under the same or any other indenture. The trustee may withhold notice to the holders of debt securities of any default, except in the payment of principal, premium or interest, if it considers the withholding of notice to be in the best interests of the holders.

Remedies if an Event of Default Occurs

If an Event of Default has occurred and has not been cured or waived, the trustee or the holders of not less than 25.0% in principal amount of the debt securities of the affected series may declare the entire principal amount of all the debt securities of that series to be due and immediately payable. This is called a declaration of acceleration of maturity. Before a judgment or decree for payment of the money due has been obtained by the trustee, a declaration of acceleration of maturity may be canceled by the holders of a majority in principal amount of the debt securities of the affected series if all Events of Default with respect to the applicable series of debt securities are cured or waived and certain other conditions are satisfied.

Except in cases of default, where the trustee has some special duties, the trustee typically is not required to take any action under an indenture at the request of any holders unless the holders offer the trustee protection from expenses and liability (called an “indemnity”). If indemnity is provided, the holders of a majority in principal amount of the outstanding debt securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. The trustee may refuse to follow those directions in certain circumstances.

Before a holder is allowed to bypass the trustee and bring its own lawsuit or other formal legal action or take other steps to enforce its rights or protect its interests relating to any debt securities, the following must occur:

•	the holder must give the trustee written notice that an Event of Default has occurred and remains uncured;

•

the holders of at least 25.0% in principal amount of all outstanding debt securities of the relevant series must make a written request that the trustee take action because of the default and must offer indemnity to the trustee against the cost and other liabilities of taking that action;

•	the trustee must not have taken action for 60 days after receipt of the above notice and offer of indemnity; and

•	the holders of a majority in principal amount of the debt securities must not have given the trustee a direction inconsistent with the above notice during that 60-day period.

However, a holder is entitled at any time to bring a lawsuit for the payment of money due on its debt securities on or after the due date.

Each year, we will furnish to each trustee a written statement of certain of our officers certifying that to their knowledge we are in compliance with the indenture, or else specifying any default.

Waiver of Default

The holders of a majority in principal amount of the relevant series of debt securities may waive a default for all such series of debt securities, except in the payment of principal, premium or interest and certain convents specified in the indenture as requiring the consent holders of a majority in principal amount of the relevant series of debt securities. If this happens, the default will be treated as if it had not occurred.

Merger or Consolidation

Under the terms of an indenture, we may be permitted to consolidate or merge with another entity. We may also be permitted to sell all or substantially all of our assets to another entity. However, typically, we may not take any of these actions unless all the following conditions are met:

•

if we do not survive such transaction or we convey, transfer or lease our properties and assets substantially as an entirety, the acquiring company must be a corporation, limited liability company, partnership or trust, or other corporate form, organized under the laws of any state of the United States or the District of Columbia, any country comprising the European Union, the United Kingdom or Japan, and such company must agree to be legally responsible for our debt securities, and, if not already subject to the jurisdiction of any state of the United States or the District of Columbia, the new company must submit to such jurisdiction for all purposes with respect to the debt securities and appoint an agent for service of process;

•	alternatively, we must be the surviving company;

•	immediately after the transaction no Event of Default will exist;

•	we must deliver certain certificates and documents to the trustee; and

•	we must satisfy any other requirements specified in the prospectus supplement relating to a particular series of debt securities.

Modification or Waiver

There are three types of changes we may make to an indenture and the debt securities issued thereunder.

Changes Requiring Approval

First, there are changes that we cannot make to debt securities without specific approval of all of the holders. The following is a list of the types of changes that may require specific approval:

•	change the stated maturity of the principal of or interest on a debt security;

•	reduce any amounts due on a debt security;

•	reduce the amount of principal payable upon acceleration of the maturity of a security following a default;

•	at any time after a change of control has occurred, reduce any premium payable upon a change of control;

•	change the place or currency of payment on a debt security (except as otherwise described in the prospectus or prospectus supplement);

•	impair the right of holders to sue for payment;

•	adversely affect any right to convert or exchange a debt security in accordance with its terms;

•	reduce the percentage of holders of debt securities whose consent is needed to modify or amend the indenture;

•	reduce the percentage of holders of debt securities whose consent is needed to waive compliance with certain provisions of the indenture or to waive certain defaults;

•

modify any other aspect of the provisions of the indenture dealing with supplemental indentures, modification and waiver of past defaults, changes to the quorum or voting requirements or the waiver of certain covenants; and

•	change any obligation we have to pay additional amounts.

Changes Not Requiring Approval

The second type of change does not require any vote by the holders of the debt securities. This type is limited to clarifications and certain other changes that would not adversely affect holders of the outstanding debt securities in any material respect, including the addition of covenants and guarantees. We also do not need any approval to make any change that affects only debt securities to be issued under the indenture after the change takes effect.

Changes Requiring Majority Approval

Any other change to the indenture and the debt securities may require the following approval:

•	if the change affects only one series of debt securities, it must be approved by the holders of a majority in principal amount of that series; and

•

if the change affects more than one series of debt securities issued under the same indenture, it must be approved by the holders of a majority in principal amount of all of the series affected by the change, with all affected series voting together as one class for this purpose.

In each case, the required approval must be given by written consent.

The holders of a majority in principal amount of all of the series of debt securities issued under an indenture, voting together as one class for this purpose, may waive our compliance obligations with respect to some of our covenants in that indenture. However, we cannot obtain a waiver of a payment default or of any of the matters covered by the bullet points included above under “—Modification or Waiver—Changes Requiring Approval.”

Further Details Concerning Voting

When taking a vote, we expect to use the following rules to decide how much principal to attribute to a debt security:

•

for original issue discount securities, we will use the principal amount that would be due and payable on the voting date if the maturity of these debt securities were accelerated to that date because of a default;

•

for debt securities whose principal amount is not known (for example, because it is based on an index), we will use a special rule for that debt security described in the related prospectus supplement; and

•	for debt securities denominated in one or more foreign currencies, we will use the U.S. dollar equivalent.

Debt securities will not be considered outstanding, and therefore not eligible to vote, if we have deposited or set aside in trust money for their payment or redemption. Debt securities will also not be eligible to vote if they have been fully defeased as described later under “—Defeasance—Legal Defeasance.”

We will generally be entitled to set any day as a record date for the purpose of determining the holders of outstanding indenture securities that are entitled to vote or take other action under the indenture. If we set a record date for a vote or other action to be taken by holders of one or more series, that vote or action may be taken only by persons who are holders of outstanding indenture securities of those series on the record date and must be taken within eleven months following the record date.

Book-entry and other indirect holders should consult their banks or brokers for information on how approval may be granted or denied if we seek to change the indenture or the debt securities or request a waiver.

Defeasance

The following provisions will be applicable to each series of debt securities unless we state in the applicable prospectus supplement that the provisions of covenant defeasance and legal defeasance will not be applicable to that series.

Covenant Defeasance

We can make the deposit described below and be released from some of the restrictive covenants in the indenture under which the particular series was issued. This is called “covenant defeasance.” In that event, the holders would lose the protection of those restrictive covenants but would gain the protection of having money and government securities set aside in trust to repay holders’ debt securities. If applicable, a holder also would be released from the subordination provisions described under “—Subordination” below. In order to achieve covenant defeasance, we must do the following:

•

If the debt securities of the particular series are denominated in U.S. dollars, we must deposit in trust for the benefit of all holders of such debt securities a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates;

•

We must deliver to the trustee a legal opinion of our counsel confirming that, under current U.S. federal income tax law, we may make the above deposit and accomplish covenant defeasance without causing the beneficial owners of the debt securities to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves at maturity; and

•	We must deliver to the trustee certain documentation stating that all conditions precedent to covenant defeasance have been complied with.

If we accomplish covenant defeasance, holders can still look to us for repayment of the debt securities if there were a shortfall in the trust deposit or the trustee is prevented from making payment. In fact, if one of the remaining Events of Default occurred (such as our bankruptcy) and the debt securities became immediately due and payable, there might be a shortfall. Depending on the event causing the default, holders may not be able to obtain payment of the shortfall.

Legal Defeasance

As described below, we can legally release ourselves from all payment and other obligations on the debt securities of a particular series (called “legal defeasance”). In order to achieve legal defeasance, we must do the following:

•

If the debt securities of the particular series are denominated in U.S. dollars, we must deposit in trust for the benefit of all holders of such debt securities a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates;

•

We must deliver to the trustee a legal opinion of our counsel confirming that there has been a change in current U.S. federal tax law or an Internal Revenue Service ruling that allows us to make the above deposit and accomplish legal defeasance without causing the beneficial owners of the debt securities to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves at maturity. Under current U.S. federal tax law, the deposit and our legal release from the debt securities would be treated as though we paid each holder its share of the cash and notes or bonds at the time the cash and notes or bonds were deposited in trust in exchange for its debt securities and beneficial owners would recognize gain or loss on the debt securities at the time of the deposit; and

•	We must deliver to the trustee a legal opinion and officers’ certificate stating that all conditions precedent to legal defeasance have been complied with.

If we ever did accomplish legal defeasance, as described above, holders would have to rely solely on the trust deposit for repayment of the debt securities. Holders could not look to us for repayment in the unlikely event of any shortfall. Conversely, the trust deposit would most likely be protected from claims of our lenders and other creditors if we ever became bankrupt or insolvent. If applicable, holders would also be released from the subordination provisions described later under “—Subordination.”

Resignation of Trustee

Each trustee may resign or be removed with respect to one or more series of indenture securities provided that a successor trustee is appointed to act with respect to such series. In the event that two or more persons are acting as trustee with respect to different series of indenture securities under the indenture, each of the trustees will be a trustee of a trust separate and apart from the trust administered by any other trustee.

Subordination

Upon any distribution of our assets upon our dissolution, winding up, liquidation or reorganization, the payment of the principal of (and premium, if any) and interest on any indenture securities denominated as subordinated debt securities is to be subordinated to the extent provided in the indenture in right of payment to the prior payment in full of all Senior Indebtedness, but our obligation to holders to make payment of the principal of (and premium, if any) and interest on such subordinated debt securities will not otherwise be affected. In addition, no payment on account of principal (or premium, if any), interest or sinking fund, if any, may be made on such subordinated debt securities at any time unless full payment of all amounts due in respect of the principal (and premium, if any), interest and sinking fund, if any, on Senior Indebtedness has been made or duly provided for in money or money’s worth.

In the event that, notwithstanding the foregoing, any payment from us is received by the trustee in respect of subordinated debt securities or by the holders of any of such subordinated debt securities before all Senior Indebtedness is paid in full, the payment or distribution must be paid over to the holders of the Senior Indebtedness or on their behalf for application to the payment of all the Senior Indebtedness remaining unpaid until all the Senior Indebtedness has been paid in full, after giving effect to any concurrent payment or distribution to the holders of the Senior Indebtedness. Subject to the payment in full of all Senior Indebtedness, the holders of such subordinated debt securities will be subrogated to the rights of the holders of the Senior Indebtedness to the extent of payments made to the holders of the Senior Indebtedness out of the distributive share of such subordinated debt securities.

By reason of this subordination, in the event of a distribution of our assets upon our insolvency, certain of our senior creditors may recover more, ratably, than holders of any subordinated debt securities. The related indenture will provide that these subordination provisions will not apply to money and securities held in trust under the defeasance provisions of the indenture.

“Senior Indebtedness” will be defined in an applicable indenture as the principal of (and premium, if any) and unpaid interest on:

•

our indebtedness (including indebtedness of others guaranteed by us), whenever created, incurred, assumed or guaranteed, for money borrowed (other than indenture securities issued under the indenture and denominated as subordinated debt securities), unless in the instrument creating or evidencing the same or under which the same is outstanding it is provided that this indebtedness is not senior or prior in right of payment to the subordinated debt securities; and

•	renewals, extensions, modifications and refinancings of any of such indebtedness.

The prospectus supplement accompanying any series of indenture securities denominated as subordinated debt securities will set forth the approximate amount of our Senior Indebtedness outstanding as of a recent date.

Trustee

We intend to name the indenture trustee for each series of indenture securities in the related prospectus supplement.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of our common stock, preferred stock or debt securities. Warrants may be issued independently or together with any other securities offered hereby and may be attached to, or separate from, such securities. We will issue each series of warrants under a separate warrant agreement between us and a bank or trust company as warrant agent, as specified in the applicable prospectus supplement. The form of warrant agreement and the form of the warrant certificate will be filed with the SEC and incorporated by reference as an exhibit to the registration statement of which this prospectus is a part.

The warrant agent will act solely as our agent in connection with the warrants and will not act for or on behalf of warrant holders. The following sets forth certain general terms and provisions of the warrants that may be offered under this registration statement. Further terms of the warrants and the applicable warrant agreement will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement will describe the terms of the warrants to be issued, including, where applicable, the following:

•	the title of such warrants;

•	the aggregate number of such warrants;

•	the price or prices at which such warrants will be issued;

•	the type and number of securities purchasable upon exercise of such warrants;

•	the designation and terms of the other securities, if any, with which such warrants are issued and the number of such warrants issued with each such offered security;

•	the date, if any, on and after which such warrants and the related securities will be separately transferable;

•	the price at which each security purchasable upon exercise of such warrants may be purchased;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	the minimum or maximum amount of such warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	any anti-dilution protection; and

•	any other material terms of such warrants, including terms, procedures and limitations relating to the transferability, exercise and exchange of such warrants.

Warrant certificates will be exchangeable for new warrant certificates of different denominations and warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Prior to the exercise of their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise. In the case of stock warrants, the holders will not have any rights to any dividend payments or voting rights as to which holders of the shares of common stock or preferred stock purchasable upon such exercise may be entitled.

Each warrant will entitle the holder of the warrant to purchase for cash, at the exercise price set forth in the applicable prospectus supplement, the shares of our common stock or preferred stock or the principal amount of debt securities being offered. After the expiration date set forth in applicable prospectus supplement, unexercised warrants will be void.

Warrants may be exercised as set forth in the applicable prospectus supplement relating to the warrants. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon such exercise. If less than all of the warrants are presented for exercise with respect to a warrant certificate, a new warrant certificate will be issued for the remaining amount of warrants.

DESCRIPTION OF RIGHTS

We may issue rights to purchase our common stock, preferred stock, debt securities, warrants or units. These rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the person receiving the rights in such offering.

Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent, all as set forth in the prospectus supplement relating to the particular issue of rights. The rights agent will act solely as our agent in connection with the certificates relating to the rights of such series and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. The form of rights agreement and the rights certificates relating to each series of rights will be filed with the SEC and incorporated by reference as an exhibit to the registration statement of which this prospectus is a part.

The applicable prospectus supplement will describe the terms of the rights to be issued, including the following, where applicable:

•	the date for determining the stockholders entitled to the rights distribution;

•	the number of rights issued or to be issued to each stockholder;

•	the exercise price payable for the underlying securities upon the exercise of the rights;

•	the number and terms of the underlying securities that may be purchased per each right;

•	the date, if any, on and after which such rights may be transferable separately;

•	the date on which the right to exercise such rights shall commence and the date on which such right shall expire; and

•	any other terms of such rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of such rights.

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the following securities: common stock, preferred stock, debt securities, guarantees, warrants, rights or any combination thereof. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security.

If we issue units, they will be evidenced by unit agreements or unit certificates issued under one or more unit agreements, which will be contracts between us and the holders of the units or an agent for the holders of the units. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date. The forms of unit agreements or unit certificates, as applicable, relating to the units will be filed with the SEC and incorporated by reference as an exhibit to the registration statement of which this prospectus is a part.

The applicable prospectus supplement will describe the terms of the units to be issued, including the following, where applicable:

•	the title of the series of units;

•	identification and description of the separate securities comprising the units;

•	the price or prices at which the units will be sold;

•	the date, if any, on and after which the units, and the securities comprising such units, will be separately transferable; and

•	any other terms of such units, and the securities comprising such units, including procedures and limitations relating to distribution and exchange of such units.

LEGAL MATTERS

Kirkland & Ellis LLP, Houston, Texas, will pass upon the validity of the securities we are offering under this prospectus. If the validity of any securities is also passed upon by counsel for the underwriters of an offering of those securities, that counsel will be named in the prospectus supplement relating to that offering.

EXPERTS

The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2021 have been so incorporated in reliance on the report (which contains an emphasis of a matter paragraph relating to Nine Energy Service, Inc.’s liquidity and management’s plans, as described in Note 1 to the financial statements) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public through the Internet at the SEC’s website at http://www.sec.gov.

We also make available free of charge on our website at www.nineenergyservice.com all of the documents that we file with the SEC as soon as reasonably practicable after we electronically file those documents with the SEC. Information contained on, or that can be accessed through, our website is not incorporated by reference into this prospectus, and you should not consider such information as part of this prospectus.

This prospectus is part of a registration statement that we filed with the SEC and does not contain all of the information in the registration statement. The full registration statement, including exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus and may be obtained from the SEC or us, as provided above.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information about us by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus. We have previously filed the following documents with the SEC and are incorporating them by reference into this prospectus (other than portions of these documents that are either (i) described in paragraph (e) of Item 201 of Registration S-K or paragraphs (d)(1)-(3) and (e)(5) of Item 407 of Regulation S-K or (ii) deemed to have been furnished and not filed in accordance with SEC rules, including pursuant to Item 2.02 or Item 7.01 of any Current Report on Form 8-K (including any financial statements or exhibits relating thereto furnished pursuant to Item 9.01), unless otherwise indicated therein):

•	our Annual Report on Form 10-K for the year ended December 31, 2021 (filed with the SEC on March 8, 2022);

•

our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2022 (filed with the SEC on May 5, 2022), June 30, 2022 (filed with the SEC on August 4, 2022) and September 30, 2022 (filed with the SEC on November 7, 2022);

•	our Current Reports on Form 8-K filed with the SEC on January 7, 2022, May 4, 2022 and September 12, 2022;

•	our Definitive Proxy Statement on Schedule 14A, filed with the SEC on March 15, 2022; and

•

the description of our common stock included in the Registration Statement on  Form 8-A, filed with the SEC on January 16, 2018 (File No. 001-38347), including any subsequent amendment or any report filed for the purpose of updating such description.

We also incorporate by reference any future filings made by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than portions of these documents that are either (i) described in paragraph (e) of Item 201 of Registration S-K or paragraphs (d)(1)-(3) and (e)(5) of Item 407 of Regulation S-K or (ii) deemed to have been furnished and not filed in accordance with SEC rules, including pursuant to Item 2.02 or Item 7.01 of any Current Report on Form 8-K (including any financial statements or exhibits relating thereto furnished pursuant to Item 9.01), unless otherwise indicated therein) after the date on which the registration statement of which this prospectus forms a part was initially filed with the SEC and prior to the effectiveness of the registration statement, and all such documents filed after the date of this prospectus and before the termination of the offering under this prospectus. The most recent information that we file with the SEC automatically updates and supersedes more dated information.

You can obtain a copy of any documents that are incorporated by reference in this prospectus or any prospectus supplement at no cost, by writing or telephoning us at:

Nine Energy Service, Inc.

2001 Kirby Drive, Suite 200

Houston, Texas 77019

(281) 730-5100

Attention: Investor Relations

$30,000,000

Nine Energy Service, Inc.

Common Stock

PROSPECTUS SUPPLEMENT

Piper Sandler

November 6, 2023